UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2011

CHINA INDUSTRIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-16365	352358785
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

27505 Tampa Ave 18
Hayward, Ca
USA	94544
(Address of principal executive offices)	(Zip Code)

599 Lexington Ave, 18th floor
New York,NY,
USA 10022
(Former Address of the Registrant)

Registrant’s Telephone Number, including area code: 510-912-1677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Entered into agreement to acquire a gold patent in Eureka Mining District, Animas Forks, San Juan County Colorado. A gold patent includes real estate and minerals.

Item 2.01	Completion of Acquisition or Disposition of Assets

Company now operates a website on Internet called cashmereholdings.com plus a gold property in Animas Forks, Colorado.

Item 3.03	Material Modification to Rights of Security Holders

Total shares have decreased from 48 million to 7.2 million electronic shares after extinguishments.

Item 5.01	Changes in Control of Registrant

Control of company by Kurt Borris due to 18% share ownership and Boris Kauffer due to 14% share ownership. These two individuals own 32% of total estimated shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

New Colorado state charter was received with new state ID number so a new federal EIN number was received.

Item 5.06	Change in Shell Company Status

The company is no longer a shell. We are now a natural resource exploration company and an Internet website development company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA INDUSTRIAL GROUP, INC.

By: /s/  Kurt Borris
Kurt Borris
Chief Executive Officer

Date: April 19, 2011